Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2007 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Albany International Corp.'s Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
Albany, New York
March 1, 2007